                        MEDICAL DEVICE TECHNOLOGIES, INC.
                             9171 TOWNE CENTRE DRIVE
                                    SUITE 355
                               SAN DIEGO, CA 92122




                                                       July 8, 1997

Via EDGAR Transmission

Attn:  Filer Support
U.S. Securities and Exchange Commission
Mail Stop 0-12, Room 1414
6432 General Green Way
Alexandria, VA  22312

                  Re:      Medical Device Technologies, Inc.
                           (the "Company") Form 8-K dated June 23, 1997

Ladies and Gentlemen:

     On behalf of the Company, electronically transmitted herewith please find Form 8-K dated June 23, 1997.

                                Very truly yours,




                                                By:/s/ M. Lee Hulsebus
                                                ----------------------
                                                       M. Lee Hulsebus

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 23, 1997

                        MEDICAL DEVICE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


 Utah                           0-12365               58-1475517
--------------------------------------------------------------------------------
(State or other               (Commission           (IRS Employer
jurisdiction of                File Number)       Identification No.)
formation)



9171 Towne Centre Drive, Suite 355, San Diego, California  92122
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code (619) 455-7127
                                                   -----------------------------



--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

Item 2. Acquisition and Disposition of Assets.
        --------------------------------------

     On June 23, 1997 (the "Closing Date"), the Registrant entered into a definitive agreement to purchase certain of the assets of Boehringer Mannheim Corporation ("Boehringer), an Indiana corporation, pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") by and between the Registrant and Boehringer, and an exclusive five (5) year distribution agreement by and between Boehringer Mannheim Gmbh, ("Boehringer Gmbh") a German affiliate of Boehringer (the "Distribution Agreement") and Registrant.

     Pursuant to the Asset Purchase Agreement, attached hereto as Exhibit A, Boehringer has agreed to sell to the Registrant certain of its assets (the "Assets") with respect to its product line known as the "Biotrack 516," a system used in doctors' offices and labs to measure drug levels in the blood for commonly prescribed asthma and epilepsy medication. The Assets that are being acquired include, but are not limited to, certain patents, customer lists, inventory, equipment and trademarks, although Boehringer shall have the right to continue to use the "Biotrack" name solely with respect to one of its blood coagulation product lines. The Registrant also agreed to assume certain liabilities in connection with the Asset Purchase Agreement, specifically, warranty obligations and certain purchase commitments relating to the Assets.

     The aggregate purchase price for the Assets (the "Purchase Price") is $1,350,000, payable as follows: (i) $100,000 upon execution of the Asset Purchase Agreement; (ii) $400,000 as soon as practicable but no later than July 15, 1997, at which time Boehringer will deliver to the Registrant a portion of the manufacturing line with respect to the Biotrack 516; (iii) $500,000 as soon as practicable but no later than October 1, 1997, at which time Boehringer shall deliver to the Registrant the remaining portion of the manufacturing line with respect to the Biotrack 516; (iv) $175,000 no later than November 30, 1997; and
(v) $175,000 no later than December 30, 1997. In the event that the value of certain of the Assets is ultimately determined to be less than $1,150,000 based on Boehringer's direct standard costs, the purchase price shall be decreased by the amount which the value of the Assets is less than $1,150,000. The Registrant's ability to complete the purchase of the Assets is subject to the Registrant obtaining the necessary financing, which the Registrant is presently attempting to secure. Boehringer will retain a purchase money security interest in the Assets pending payment of the Purchase Price.

     Under the Asset Purchase Agreement, the Registrant has agreed to grant to Boehringer a non-exclusive, world-wide royalty free license to use the technology underlying the patents that it will acquire from Boehringer pursuant to the Asset Purchase Agreement; provided, however, that Boehringer will not be entitled to manufacture, use or sell any product that uses technology which is substantially similar to that used in connection with the Biotrack 516.

     Pursuant to the Distribution Agreement, a copy of which is attached as Exhibit B, Boehringer Gmbh will be the exclusive distributor of the Biotrack 516 product line in Germany. Under the Distribution Agreement, Boehringer Gmbh will be obligated to make minimum purchases of $1,200,000 per year, resulting in an aggregate minimum purchase obligation of $6,000,000 over the term of the Distribution Agreement. The minimum purchase amount is subject to adjustment in the event that the public health insurance reimbursement in Germany with respect to the Biotrack 516 is significantly reduced or withdrawn.

     In addition, the Registrant and Boehringer also entered into a Transition Plan (the "Transition Plan") to facilitate the transfer of the Assets to the Registrant, a copy of which is attached hereto as Exhibit C.

     The disclosure contained herein is qualified in its entirety by reference to each of the Asset Purchase Agreement, the Distribution Agreement and the Transition Plan.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

     (a) Financial Statements.

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

(b) Pro Forma Financial Information.

     As of the date of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this
Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information will be filed by amendment to this Form 8-K no later than 60 days after the date hereof.

(c) Exhibits                                           Exhibit
                                                       -------
Asset Purchase Agreement                               Exhibit A

Distribution Agreement                                 Exhibit B

Transition Plan                                        Exhibit C

Press Release dated June 24, 1997                      Exhibit D

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

MEDICAL DEVICE TECHNOLOGIES, INC.


By: /s/ M. Lee Hulsebus
-----------------------
M. Lee Hulsebus, Chief Executive Officer

Dated:   July 8, 1997

                                   EXHIBIT A
                                   ---------


                            ASSETS PURCHASE AGREEMENT


     ASSETS PURCHASE AGREEMENT, dated as of June 2, 1997, by and among BOEHRINGER MANNHEIM CORPORATION, an Indiana corporation ("Seller"), and Medical Device Technologies, INC., a Utah corporation ("Purchaser"), with reference to the following RECITALS:

A. Seller is engaged, in part, in the business of designing and manufacturing the product line known as the "516".

B. Purchaser is engaged in, manufacturing and marketing medical devices and related products, and desires to purchase certain assets of Seller. All of such business assets of Seller desired to be purchased by Purchaser thereunder are referred to herein as the "Assets."

C. Subject only to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase from Seller those Assets designated herein.

D. Seller and Purchaser incorporate by reference the so called Transition Plan for Biotrack 516 dated June 2, 1997.

     NOW, THEREFORE, in consideration of the recitals and of the respective covenants, representations and agreement herein contained, and intending to be legally bound hereby, the parties agree as follows:


ARTICLE I - PURCHASE AND SALE
-----------------------------

     1.1 Agreement to Sell. At the Closing hereunder (as defined in Section 2.1 hereof) Seller shall grant, sell, convey, assign, transfer and provide access to Purchaser, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to all of the assets, properties and rights of Seller set forth hereto (collectively referred to herein as the "Assets" attached as Exhibit
          A), free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever. However, Purchaser grants Seller a non-exclusive, paid up, worldwide, royalty free, non-transferable, except for affiliates, and any successor, license to the patents listed on Exhibit A. Seller shall have the right to use any and all technology in any way that would, absent this license, infringe any of such patents; provided, however, that this license does not entitle Seller to make, have made, use, sell or have sold any product that uses technology which is substantially similar to that used in connection with Biotrack 516. Purchaser grants Seller worldwide, royalty free, non transferable license to use the trademark "Biotrack" as it relates solely to the Biotrack 512 coagulation productline.

     1.2 Agreement to Purchase. At the Closing hereunder, Purchaser shall purchase the Assets from Seller, upon and subject to the terms and conditions of this agreement in exchange for the Purchase Price (hereinafter defined in Section 1.3 hereof).


     1.3  The Purchase Price.

          1.3.1Purchase Price. The Purchase Price shall consist of the following consideration:

                           (a)      $1,350,000 in cash.

          1.3.2 Payment of Purchase Price.

          Purchaser shall deliver the total sum of $1,350,000 which is to be transferred to Seller, prior to the move of the assets, via wire transfer, as follows:

          Upon execution of the contract       $100,000 non-refundable deposit

          As soon as is practicable but no     $400,000 to BMC and delivery of
          later than July 15, 1997             monitor manufacturing line to MDT

          As soon as is practicable            $500,000 to BMC and delivery of
          following safety stock build         cartridge manufacturing line
          but no later than October 1, 1997    to MDT

          No later than November 30, 1997      $175,000 payment

          No later than December 30, 1997      $175,000 payment

          1.3.3. In order to secure the Purchaser's payment of all amounts due hereunder, Purchaser hereby grants to Seller a purchase money security interest in all the Assets. Purchaser agrees to promptly execute any financing statements required by Seller in order for Seller to perfect its security interest hereunder. Upon payment in full of all amounts hereunder, Seller will release its security interest. The Agreement shall constitute a security agreement under the laws of any state where the Assets are located.


          1.4 Assumption of Liabilities. Upon the Closing, the Purchaser will assume all debt, liabilities or other obligations of Seller relating to the Assets and identified on Exhibit B hereto ( the "Assumed Liabilities").

ARTICLE II - CLOSING, ITEMS TO BE DELIVERED
-------------------------------------------

          2.1 Closing. The closing (the "Closing"), of the sale and purchase of the Assets shall take place on or before:

               No later than July 15, 1997 for the monitor manufacturing line, monitor raw material inventory, and monitor WIP

               No later than October 1, 1997 for the cartridge manufacturing line, cartridge raw material inventory, and cartridge WIP

               Value of Assets to be delivered to Purchaser in the form of raw materials and WIP shall be at least $1,150,000 based on Seller's direct standard costs. In the case of any shortfall, BM reserves the right to provide MDT with a credit towards financial obligations.


          2.2 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions herein contained;

               (a) Seller shall provide to Purchaser the following as specified in 1.3.2

                    (1)  Raw material inventory and WIP

                    (2) Equipment associated with production as specified on list provided to Purchaser in March, 1997 and simultaneously with such access, all such steps will be taken as may be required to put Purchaser in actual possession and operating control of the Assets.


               (b)  Purchaser shall deliver to Seller the following:

                    (i) the Purchase Price in accordance with Section 1.3.2 hereof.


          2.3 Third Party Consents. To the extent that Seller's rights under any agreement, contract, commitment, lease, Authorization or other Assets to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Assets in question so that Purchaser would not in affect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the Assets, shall act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the Assets, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

          3.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser that:

               3.1.1Corporate Existence.  Seller is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified.

               3.1.2Corporate  Power;  Authorization;  Enforceable  Obligations.
                    Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate and shareholder action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Seller's Documents) will be, duly executed and delivered on behalf of Seller by its duly authorized officers, and this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

               3.1.3No Interest in Other Entities.  No shares of any corporation or any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Assets.

               3.1.4Validity of Contemplated Transactions,  etc.. The execution, delivery and performance of this Agreement by Seller does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which
                    Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the charter documents of Seller or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization or other instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Assets may be bound or have rights or by which any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder.

               3.1.5No Third Party  Options.  There are no existing  agreements, options, commitments or rights with, of or to any person to acquire any of Seller's assets, properties or rights included in the Assets or any interest therein.

               3.1.6Absence of Undisclosed  Liabilities.  To Seller's knowledge,
                    Seller has no material, defined as amounts individually or in aggregate in excess of $5,000, undisclosed liabilities or obligations with respect to the Assets, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except as otherwise disclosed to Purchaser in writing. For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

               3.1.7Tax and Other  Returns and  Reports.  There are no tax liens on any of the Assets.

               3.1.8Books of  Account.  To the best of Seller's  knowledge,  the books, records and accounts of Seller maintained with respect to the Assets accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Assets.

               3.1.9Title to Properties.  Seller has good,  valid and marketable title to all of the Assets to be transferred and sold to Purchaser hereunder, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever.


          3.2 Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

               3.2.1Corporate   Existence.   Purchaser  is  a  corporation  duly
                    organized, validly existing and in good standing under the laws of the State of Utah.

               3.2.2Corporate  Power  and   Authorization.   Purchaser  has  the
                    corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

               3.2.3Governmental Consents. No consent, approval,  qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Purchaser in connection with the Purchaser's valid execution, delivery, or performance of this Agreement. Medical Device Technologies, Inc. will obtain all necessary permits, etc required to manufacture product that meet local, state, and federal requirements.

ARTICLE IV - AGREEMENTS PENDING CLOSING
---------------------------------------

          4.1 Agreements of Seller Pending the Closing. Seller covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Purchaser:

               4.1.1Business in the Ordinary Course.  Seller's  business related to the Assets shall be conducted solely in the ordinary course consistent with past practice.

               4.1.2Maintenance  of Physical  Assets.  Seller shall  continue to maintain and service the Assets in the same manner as has been its consistent past practice.

               4.1.3Compliance  with Laws,  etc..  Seller  shall comply with all laws, ordinances, rules, regulations and orders applicable to its business, or Seller's operations, assets or properties in respect thereof, the noncompliance with which might materially affect the Assets.

               4.1.4Conduct of  Business.  Seller  shall use its best efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of Seller contained in this Agreement shall be true, to the best of Seller's knowledge, except as specifically contemplated by this
                    Article IV, as though such representations and warranties were made on and as of such date. Furthermore, Seller shall cooperate with Purchaser and use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Closing Date.

               4.1.5Disclosure  of  Transactions:   Seller  shall  disclose  any
                    transactions leading to liabilities which are to be assumed by Purchaser or capital equipment acquisition or disposition prior to closing.

ARTICLE V - INDEMNIFICATION

          5.1 General Indemnification Obligation of Seller. From and after the Closing, Seller will reimburse, indemnify and hold harmless Purchaser and its successors and assigns (an "Indemnified Purchaser Party") against and in respect of:

               (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Purchaser Party that result from, relate to or arise out of:

                    (i) the use of the Assets or conduct of the business related to the Assets prior to the Closing including any product liability claim based on a product manufactured prior to the Closing; or cartridges manufactured by Seller after the Close to be used as safety stock during the transition of the business.

                    (ii) any   and   all   actions,    suits,   claims,   legal,
                         administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Purchaser Party that relate to Seller or its business in which the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of Seller or any director, officer, employee, agent, representative or subcontractor of Seller; or

                    (iii)any   misrepresentation,    breach   of   warranty   or
                         nonfulfillment of any agreement or covenant on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Purchaser pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

               (b)  any   and   all   actions,   suits,   claims,   proceedings,
                    investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 5.1.


          5.2 General Indemnification Obligation of Purchaser. From and after the Closing, Purchaser will reimburse, indemnify and hold harmless Seller and its successors or assigns (an "Indemnified Seller Party") against and in respect of:

               (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any Indemnified Seller Party that result from, relate to or arise out of:

                    (i) the use of the Assets or conduct of the business related to the Assets from and after the Closing including any product liability claim based on a product manufactured after the closing, including claims based on design defects;

                    (ii) the Assumed Liabilities (Exhibit B)

                    (iii)any   and   all   actions,    suits,   claims,   legal,
                         administrative, arbitration, governmental or other proceedings or investigations against any Indemnified Seller Party that relate to Purchaser or its business in which the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction from and after the Closing Date of Purchaser or any director, officer, employer, agent, representative or subcontractor of Purchaser,

                    (iv) any   misrepresentation,    breach   of   warranty   or
                         nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Seller pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

               (b)  any   and   all   actions,   suits,   claims,   proceedings,
                    investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 5.2.

          5.3 Method of Asserting Claims, etc.. In the event that any claim or demand for which Seller would be liable to an Indemnified Purchaser Party hereunder is asserted against or sought to be collected from an Indemnified Purchaser Party by a third party, the Indemnified Purchaser Party shall promptly notify Seller of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Seller shall have ten (10) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Purchaser Party, (A) whether or not it disputes its liability to the Indemnified Purchaser Party hereunder with respect to such claim or demand and (B) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnified Purchaser Party against any claim or demand.

               (a) If Seller disputes its liability with respect to such claim or demand or the amount thereof (whether or not Seller desires to defend the Indemnified Purchaser Party against any such claim or demand as provided in paragraphs (b) and
                    (c) below), the parties may take such reasonable actions to preserve their rights as are necessary. Pending the resolutions of any dispute by Seller of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of the Indemnified Purchaser Party.

               (b) In the event that Seller notifies the Indemnified Purchaser Parties within the Notice Period that they desire to defend the Indemnified Purchaser Party against such claim or demand then, except as hereinafter provided, Seller shall have the right to defend the Indemnified Purchaser Party by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of Indemnified Purchaser Party becoming subject to liability for any other matter;
                    provided, however, Seller shall not, without the prior written consent of the Indemnified Purchaser Party, consent to the entry of any judgment against the Indemnified Purchaser Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Purchaser Party of a release, in form and substance satisfactory to the Indemnified Purchaser Party, as the case may be, from all liability in respect of such claim of litigation. If any Indemnified Purchaser Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

               (c) All claims for indemnification by an Indemnified Seller Party under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Indemnified Seller Party" for "Indemnified Purchaser Party" and variations thereof and "Purchaser" for "Seller."

          5.4 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article V are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.


ARTICLE VI - MISCELLANEOUS
--------------------------

          6.1 Sales, Transfer and Documentary Taxes, etc.. Purchaser shall pay all Indiana State and local sales, documentary and other transfer taxes, if any, due as a result of the sale or transfer of the Assets in accordance herewith.

          6.2 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

          6.3 Contents of Agreement; Parties in Interest; etc.. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

          6.4 Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.

          6.5 Waiver. Any term or provision of this Agreement or any breach of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. Such waiver shall not constitute a continuing waiver of that term, provision or breach or of any other term, provision or breach of the Agreement.

          6.6 Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered or certified mail, postage prepaid, as follows:

         If to Purchaser, to:

                           MEDICAL DEVICE TECHNOLOGIES, INC.
                           9171 Towne Center Drive, Suite 355
                           San Diego, CA  92122
                           Attention: M. Lee Hulsebus
                                      Chief Executive Officer and Chairman

         If to Seller, to:
                           BOEHRINGER MANNHEIM CORPORATION
                           9115 Hague Road
                           Indianapolis, Indiana  46250
                           Attention:  Robert Bachkosky
                                       Regional Business Director
                                       Latin America, Canada
                           with an additional copy sent to:

                           BOEHRINGER MANNHEIM CORPORATION
                           Law Department
                           9115 Hague Road
                           P. O. Box 50100
                           Indianapolis, Indiana  46250

               or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.


          6.7 Indiana Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Indiana, without regard to conflicts of laws principles. Venue for any dispute arising out of this Agreement shall be Marion County, Indiana, and both parties consent to such venue.

          6.8 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article VI hereof, the other Indemnified Parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

          6.9 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

          6.10 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          6.11 Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

PURCHASER

By: /s/M. Lee Hulsebus        Date: 6/19/97

Name: M. Lee Hulsebus

Title: CEO/Chairman


SELLER

BOEHRINGER MANNHEIM CORPORATION


By: /s/Dennert O. Ware        Date: 6/20/97

Name: Dennert O. Ware

Title:President & CEO

Exhibit A - Assets

1.  Patents                Number

         A.                4946795

         B.                4868129

         C.                5077017

         D.                5104813

         E.                5028142

         F.                5230866

         G.                Des.347067


Foreign Counterparts

System for mixing solids into small volumes of liq. - has mixing cartridge with chamber contg. a reciprocating magnetic mixing element

Patent Assignee:    (BIOT-) BIOTRACK INC
Author (Inventor):   COBB M; GIBBONS I; HILLMAN R; OSTOICH V
Patent Family:       CC Number       Kind     Date             Week
                     US 5028142       A      910702            9304   (Basic)

Priority Data (CC No Date): US 334304 (890406)

--------------------------------------------------------------------------------

Easily automated capillary stop flow junction - between a capillary passage and a chamber and providing a more stable stop flow state for e.g. small blood samples

Patent Assignee:   (BIOT-) BIOTRACK INC
Author (Inventor):  BESEMER D; GORIN M; SHARTLE R
Patent Family:      CC Number             Kind         Date       Week
                    EP 501796             A2           920902     9236   (Basic)
                    CA 2061984            A            920902     9247
                    AU 9211323            A            930128     9311
                    US 5230866            A            930727     9331
                    EP 501796             A3           931006     9510

Priority Data (CC No Date): US 663217 (910301)
Applications  (CC,No,Date):  EP  92301650  (920227);  EP 92301650  (920227);  CA
2061984 (920227); AU 9211323 (920228)

Dilution and mixing cartridge esp. for small liq. vol. - allows single or multiple dilutions of sample with diluent in disposable cartridge e.g. to measure optical density

Patent Assignee:    (BIOT-) BIOTRACK INC; (BOEF ) BOEHRINGER MANNHEIM CORP
Author (Inventor):   BESEMER D; GORIN M; GIBBONS I
Patent Family:       CC Number             Kind        Date       Week
                     EP 392851             A           901017     9042   (Basic)
                     AU 9048723            A           901018     9049
                     JP 2293640            A           901204     9103
                     US 5104813            A           920414     9218
                     CA 1323999            C           931109     9351
                     EP 392851             B1          941102     9442
                     DE 69013741           E           941208     9503
                     ES 2069683            T3          950516     9526

Priority Data (CC No Date): US 337286 (890413)
Applications  (CC,No,Date):  EP  90303985  (900412);  EP 90303985  (900412);  JP
9095238 (900412);  CA 613158 (890926); EP 90303985 (900412); DE 613741 (900412);
EP 90303985 (900412)

--------------------------------------------------------------------------------



Dilation and mixing of liq. samples - using a fixed volume measuring chamber filled from a sample application site and emptied by flow of diluent

Patent Assignee:    (BIOT-) BIOTRACK INC
Author (Inventor):   GIBBONS I; HILLMAN R S; ROBERTSON C R; GORIN M M; COBB M E
Patent Family:       CC Number            Kind        Date       Week
                     EP 305210            A           890301     8909   (Basic)
                     AU 8821639           A           890302     8918
                     JP 1257268           A           891013     8947
                     US 4868129           A           890919     8947
                     US 4946795           A           900807     9034
                     US 5077017           A           911231     9204
                     EP 305210            B1          931208     9349
                     DE 3886140           G           940120     9404
                     ES 2049254           T3          940416     9419
                     CA 1333850           C           950110     9511
                     JP 95056492          B2          950614     9528

Priority Data (CC No Date): US 117791  (871105);  US 90026  (870827);  US 395808
(890818)
Applications  (CC,No,Date):  JP  88213515  (880827);  EP 88307946  (880826);  JP
88213515  (880827);  EP  88307946  (880826);  DE 3886140  (880826);  EP 88307946
(880826); EP 88307946 (880826); CA 575875 (880826)

Design Patent:

ANALYTICAL CARTRIDGE FOR TESTING BIOLOGICAL FLUIDS

PATENT NO.:   D347 ,067
ISSUED:       May 17, 1994 (19940517)
INVENTOR(s):  Shartle, Robert, Livermore, CA (California), US (United States of
              America) Aldrich, William, Redwood City, CA (California),
              US (United  States of America)
ASSIGNEE(s):  Biotrack, Inc
              [Assignee Code(s): 17922]
EXTRA INFO:   Assignment transaction [Reassigned], recorded September 29, 1994
              (19940929) Assignment transaction [Reassigned], recorded
              October 13,  1994 (19941013)
APPL. NO.:    7-670,151
FILED:        March 15, 1991 (19910315)
FULL TEXT:    14 lines


2.  The trademark "Biotrack" - registration  #1638268, March 19, 1991

3.  516 Customer List - as provided to MDT, March 1997

4.  Inventory - as noted in  section 2.1

5.  Equipment - list of equipment provided to MDT,  March 1997

Exhibit B - Assumed Liabilities

1. All Warranty obligations.

2. Long lead purchase commitments to the extent there have been no receipts of the committed matter prior to closing.

     a. A list of known long lead purchase commitments will be provided to the Purchaser prior to the Closing.

                                   EXHIBIT B
                                   ---------

                                  BIOTRACK 516
                        EXCLUSIVE DISTRIBUTION AGREEMENT

This agreement is made this 2nd day of June 1997, by and between Medical Device Technologies (hereinafter referred to as MDT), Inc., a Utah Corporation having its principal place of business at 9171 Towne Centre Drive, #355, San Diego, California 92122 and Boehringer Mannheim GmbH, a German corporation (hereinafter referred to as BMG).

PREAMBLE

WHEREAS, MDT, is engaged in the manufacture and sale of diagnostic instruments, and related products and

WHEREAS, BMG is experienced with promotion, distribution and sale of diagnostic instruments and related products, and

WHEREAS, MDT has acquired from Boehringer Mannheim Corporation, Indianapolis, certain assets related to a Therapeutic Drug Monitoring Productline under the Designation Biotrack 516; and

WHEREAS BMG is interested to serve as an Exclusive Distributor to promote and distribute such Productline in the territory described below.

NOW THEREFORE, in consideration of the mutual covenants contained herein the parties agree hereto as follows:

1. Definitions:

     1.1 Contract Products: All products associated with the existing Biotrack 516 product line including: the 516 meter, theophylline cartridge, phenytoin cartridge, carbamezapine cartridges, electronic control cartridges, and wet controls. A detailed list of Contract Products is attached hereto as a detailed Exhibit A.

     1.2. Territory: The Territory will be Germany.

2.   Appointment

     MDT hereby appoints BMG and BMG hereby accepts this appointment to act as exclusive distributor for the Contract Products in the Territory.

3.   Distributor  Obligations

     3.1 During the term of this Agreement, BMG will promote the sale and use of the Contract Products in the Territory, devoting BMG's knowledge to such promotion. More particularly, without limitation of the generality of the undertaking to promote the sale and use of the Contract Products, BMG will at its own expense maintain and employ a knowledgeable sales force which is in the reasonable opinion of BMG adequate for the promotion of the Contract Products in the Territory.

     3.2  Minimum Purchase Order

          3.2.1During the term of the agreement, BMG is committed to make minimum purchase of Contract Products from MDT in accordance with the following schedule:

           Year following signature         Minimum Purchase in amount of
           ------------------------         -----------------------------

           Year 1                                    US $1,200,000
           Year 2                                    US $1,200,000
           Year 3                                    US $1,200,000
           Year 4                                    US $1,200,000
           Year 5                                    US $1,200,000
           Total                                     US $6,000,000

          3.2.2No sooner than October 1, 1999, BMG may require MDT to enter into re-negotiations of the minimum purchase requirements and or purchase prices, section 3.2.1 herein if there is a significant change in market conditions due to a reduction in, or withdrawal of reimbursement by the Public Health Insurance in Germany. In this case, both parties agree to meet to determine new prices and, or minimum purchase requirements. A significant reduction is defined as }15% (greater than fifteen percent) compared to the status of reimbursement in October, 1997 for the parameters theophylline, carbamazepine, or phenytoin.

          3.2.3Compensation for Non-Fulfillment of Minimum Purchase: At the end of each contract year, the parties will review the purchase made by BMG. If the total purchases of Contract Products are less than the purchase commitment defined in para 3.2.1. BMG will pay MDT an amount equal to the difference of total Contract Products purchased and the aforesaid purchase commitment. This payment will be due to MDT within 30 days of completion of the contract year and is considered as full and final payment and remedy for non-fulfillment of BMG's minimum purchase obligation for that contract year.

4 Contract Price:

     4.1 The Contract Prices from MDT to BMG will be in effect and are valid through December 31, 1997.

     4.2 Changes in Contract Price: MDT will provide BMG with a minimum of 90 days notice regarding an intended change of the contract prices of any Contract Product: BMG will accept any such price change in case MDT can demonstrate to the reasonable satisfaction of BMG the justification of such price increase provided that such price increase shall not exceed the increase in the Consumer Price Index for the corresponding time period. The term "Consumer Price Index" shall mean the all items index published in the Consumer Price Index - U.S. City Averages for Urban Wage Earners and Clerical Workers, All Items, of the United States Department of Labor. In case of an increase in raw materials or component parts above the CPI, both parties agree to discuss a price modification increase reflecting the demonstrated manufacturing cost increases.

          In any case a change of Contract Price is only possible once within a 12 month period.

5. Price to German Customers: BMG will have the right to set German end user prices through the term of the agreement.

6. Purchase Orders: BMG will place orders for Contract Products directly to MDT.

7. Purchase Forecast In order to facilitate MDT's production planning BMG will provide MDT each calendar quarter with a rolling purchase forecast for the following 12 months.

8. Purchase Lead Times and Minimum Order Sizes: BMG will place purchase orders considering the following order lead times. The minimum order sizes for a particular product will be as indicated.

     Product Order            Delivery within  Minimum Order Size
     516 meters               3 Months                  25 each
     Electronic QC            3 Months                  5 each
     Theophylline             3 Months                  200 Boxes
     Phenytoin                3 Months                  50 Boxes
     Carbamezapine            3 Months                  50 Boxes

     Minimum order size for Phenytoin and Carbamezapine is to increase to 100 when MDT is able to demonstrate an expiry date following delivery of 1 year or more.

9. Customer Services: BMG will provide customer service for the Territory. Such services shall include technical services, instrument traceability and quality related user complaints. MDT will provide technical service assistance at a per diem rate to be negotiated.

10. Invoice Payment: BMG will pay the purchase price net within 30 = days following receipt of invoices.

11.  Obligations of MDT

     11.1 MDT will not sell, distribute or license another party to sell or distribute the Contract Products in the Territory during the term of this agreement.

     11.2 MDT will promptly execute purchase orders received from BMG within the agreed lead times. MDT will keep BMG informed of the expected shipping date for Contract Products. Failure for MDT to supply product within the specified lead times will, besides other rights or remedies BMG may have in this case, lead to a corresponding reduction of the minimum purchase volume as in para 3.2.1 above.

     11.3 As some raw material components of the Biotrack 516 monitors and cartridges have long lead time from suppliers, in excess of 90 days, in the event BMG issues a purchase order in excess of 20% of what has been provided by BMG forecast, MDT may ship a partial order within the required lead time but experience delay in completing the order, pending receipt of components. In this instance, paragraph 11.2 does not apply.

     11.4 Compliance with Standards: MDT will manufacture all Contract Products in compliance with all applicable United States GMP practices, German regulations, and European ISO requirements.

     11.5 Warranty: MDT will provide BMG with a warranty for the Contract Products for a period of 18 months from the date of delivery with the proviso that this warranty is limited to MDT's obligation to replace any defective Contract Products free of charge.

12. Right of First Refusal As the exclusive distribution partner for Germany, BMG has first right of refusal for any additional products added to the Product Line of Contract Products.

13. MDT will provide and update, as needed, the name, phone, and fax number of appropriate contact individuals at MDT.

14.  Term and Termination

     14.1 This Agreement is effective as of the date set forth above and is effective for 5 years ending October 1, 2002..

          It may be terminated by either party giving 6 month prior notice to this date or the end of any year thereafter.

     14.2 Either party may terminate this Agreement forthwith by written notice, if the other party

          a. files a declaration of bankruptcy, enters into any arrangement or composition with their creditors, goes into liquidation whether voluntarily or compulsory, or has their business closed down;

          b. fails or becomes unable to substantially perform any of its obligations or undertakings to be performed and such default or inability does not have a mutually accepted resolution for cure within 30 days after notice from the non-defaulting party.

15.  Indemnification

     MDT agrees to defend and hold harmless BMG and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns, from and against any and all claims, actions, suits, damages, costs, liabilities, judgments, losses, charges, costs and expenses, including attorneys' fees (whether incurred in any action between MDT and BMG or between BMG and any third party) (any such claims, actions, suits, damages, costs, liabilities, judgments, losses, charges, costs and expenses being hereinafter referred to as "Losses") arising from (i) any breach by MDT of the terms of this Agreement, (ii) any defects in the Contract Products or (iii) any negligence or willful misconduct of MDT, of any of its employees, agents, or subcontractors, including, without limitation, any claims based on product liability, strict liability or express or implied warranty, provided, that MDT shall not be required to indemnify BMG with respect to any matter which is the result of BMG'S own gross negligence or willful misconduct. It is hereby expressly agreed that the foregoing undertakings are given for the benefit of BMG only and may not be passed on, and that they are exclusive and are in lieu of any warrant of merchantability, fitness for particular purpose or warranties of any other kind express or implied. This provision of this Article shall apply mutatis mutandis to BMG with respect to MDT and its officers, directors, agents, employees, shareholders, legal representatives, successors and assigns; provided, however, that BMG shall not be liable for any indemnification hereunder with respect to any Losses arising from any defects in the Contract Products.

16.  Miscellaneous

     16.1 Notices All notices, requests or other communications hereunder shall be given or made in writing and shall be (i) delivered personally (including commercial courier), (ii) sent by registered or certified airmail, postage prepaid, or (iii) sent by telecopier, addresses to the party to whom they are directed at the following addresses, or at such other address as may be designated by notice from such party.

                  Boehringer Mannheim GmbH
                  Sandhofer Strasse 116
                  D- 68298 Mannheim
                  Federal Republic of Germany
                  Telefax No.: ++ 49 621 759 4461 (Legal Department)

                  Medical Device Technologies, Inc.
                  9171 Towne Center Drive, # 355
                  San Diego, California 92122
                  Telefax No.: ++ 001 619 455 7295

16.2 Amendments

     This Agreement may not be amended, modified or supplemented at any time except by a written agreement signed by the parties hereto.

16.3 Severability

     In the event any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, unless the unenforceability or invalidity thereof causes a substantial departure from the underlying intent and sense of the remainder of this Agreement, the validity and enforceability of the remaining provisions shall not be affected thereby, except those remaining provisions of which the unenforceable or invalidated provisions comprise an integral part or from which they are otherwise clearly inseparable. In the event any provision is held unenforceable or invalid, the parties shall use their best efforts to agree upon an enforceable and valid provision which shall be a reasonable substitute for such unenforceable or invalid provision in light of the purpose of this Agreement and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

16.4 Force Majeure

     Neither party shall incur liability under the terms of this Agreement from actions caused by circumstances beyond the reasonable control of the party concerned. Such circumstances shall include, but not be limited to, Acts of God or the public enemy, fire, flood, earthquake, windstorm, war, government regulations, restrictions, directions or requests; accidents, labor disputes, shortage of or inability to obtain material, equipment, transportation, license, or permissions.

16.5 Assignment

     Neither party to this Agreement may assign its rights and/or duties in whole or part without the express written consent of the other; any purported assignment without such consent shall be void.

16.6 Applicable Law

     This Agreement shall be governed by and construed in accordance with the internal laws of California, without regard to conflicts of laws.

16.7 Entire Agreement

     This Agreement is the entire agreement for this subject matter between the parties and supersedes all prior discussions, agreements or understandings between the parties, whether written or oral.

     MDT will deliver product to BMG FOB San Diego. This includes freight, insurance, and customs fees to be paid by BMG.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.


BOEHRINGER MANNHEIM  GMBH

Its:  S.V.P. Sales Thrapeutics     Its:  SVP Legal
Date: 6/23/97                      Date: June 23, 1997

Sandhoferstrabe 116
D-68298 Mannheim


MEDICAL DEVICE TECHNOLOGIES, INC:

By:    /s/M. Lee Hulsebus
Its:   CEO/Chairman
Date:  6/19/97

                                   EXHIBIT C
                                   ---------

     TRANSITION PLAN for Biotrack 516 from Boehringer Mannheim Corporation Seller, Fremont, California to Medical Device Technologies Purchaser, Inc., San Diego, California

                                 June 2 , 1997


     Close Date (s) - as specified in Asset Purchase Agreement, section 2.1

1. Monitor Line:

     1.1 As soon as is practicable following the closing date specified in the Asset Purchase Agreement, Paragraph 2.1, Seller shall deliver to Medical Device Technologies, Inc. (Purchaser), at such location as Purchaser shall specify in writing, monitor manufacturing assets, (equipment list provided to Purchaser in March, 1997), monitor raw materials, and monitor WIP. Such deliveries shall be F.O.B. Seller's locations.

     1.2 Any open orders for Biotrack 516 monitors existing on or immediately after the closing dates specified in Assets Purchase Agreement, section 2.1, will be transferred to Purchaser.

     1.3 Seller will continue to receive and repair Biotrack 516 monitors during the month of June. All open "monitor repair work orders" received by Seller will be completed and returned to customers prior to the relocation of the monitor line. Effective July 15, 1997, Purchaser will receive and repair monitors.

     1.4 Monitor DHR (device history record) to be shipped in hard copy with the monitor line.

     1.5 Standard Stock solutions of each drug (or raw material to prepare them) used in the calibration of monitors will be transferred to Purchaser with the monitor line.


2. Cartridge Line:

     2.1 As soon as is practicable following the closing date specified in the Asset Purchase Agreement, section 2.1, Seller shall deliver to Purchaser, at such location as Purchaser shall specify in writing, cartridge manufacturing assets (equipment list provided to Purchaser in March, 1997), cartridge raw materials, and cartridge WIP. Such deliveries shall be F.O.B. Seller's locations.

     2.2 Any open orders for Biotrack 516 cartridges existing on or immediately after the closing dates specified in Assets Purchase Agreement, section 2.1, will be transferred to Purchaser.

     2.3 Based on a Purchase Order from Purchaser, on or before the closing dates specified in the Asset Purchase Agreement, section 2.1, Seller will manufacture safety stock of cartridges. The quantity produced will be agreed upon by Seller and Purchaser but will not exceed the forecasted quantity needed for 3 months. Terms for the safety stock order will be 5% discount for cash on receipt, net 30 days.

     2.4 During the period of time that the cartridge safety stock is being built, Seller will continue to receive, process, and ship orders for Biotrack 516 cartridges, collect the receivables, and owns the revenue.

     2.5  Seller  will  provide   Purchaser   with  the  name  of  the  contract
          manufacturer for the whole blood controls. Purchaser should place orders directly with the contract manufacturer to ensure product is available no later than September 1, 1997.

     2.6 The contract manufacturing rate for the safety stock build from Seller is:

                                          (Sep/Oct/Nov)
                                         Fcst Qty, 5/5/97

         Theo cartridges (15/pkg)           1,755 pkgs
         Theo for Japan bulk packaged       23,400
         Carbamazepine                      512 pkgs
         Phenytoin                          516 pkgs

         Whole Blood liquid controls - order from contract manufacturer

     2.7 During the safety stock build, Purchaser personnel may be present at the BM Fremont facility to observe normal manufacturing activities associated with building the cartridge safety stock. All costs and expenses incurred shall be paid by the party incurring such costs or expenses

     2.8 Seller will provide a certificate stating that raw materials used in the manufacture of cartridges passed Seller release criteria.

3. Technical Service:

     3.1 Purchaser personnel may visit Seller's facility in Indianapolis for the purpose of 2 days of Technical Service Training and observe Seller Technical Service receiving customer inquiries. The date of the training to be determined by Purchaser and Seller. All costs and expenses incurred shall be paid by the party incurring such costs or expenses.

     3.2 Seller will continue to receive and respond to customer inquiries at the Seller Technical Service Center during the safety stock build. As soon as is practicable but no later than September 15, 1997 Seller shall refer customer inquiries to Purchaser.


4. Communication:

     4.1 Immediately following the monitor close as specified in the Asset Purchase Agreement , section 1.3.2, a joint communication from Seller and Purchaser will be sent to the existing Biotrack 516 (U.S.)
          customer base, foreign distributors, and suppliers, indicating the transfer of the business to Purchaser, the effective dates of the transfer, and instructions for placing orders, customer, and technical service. Both Seller and Purchaser will work to make the transition "seamless" in the eyes of the customer and prevent any interruption of service.

     4.2 As soon as is practicable but no later than July 15, 1997, BMG and BMKK will be notified to send instruments in need of repair to Purchaser. Purchaser will provide shipping address to Seller in order for Seller to notify BMG and BMKK


5. Customer Service:

     5.1 As soon as is practicable, and no later than July 15, 1997, Purchaser shall receive, process, ship, and invoice customer orders, collect receivables, and perform all functions necessary to run and maintain the monitor business.

     5.2 As soon as is practicable, and no later than October 15, 1997, Purchaser shall receive, process, ship, and invoice customer orders, collect receivables, and perform all functions necessary to run and maintain the cartridge business.

6. Consultation:

     6.1 To promote successful relocation and recommission of the line(s), Seller will provide (up to) a total of ten (10) days of on-site manufacturing consultation. The schedule for the consultation will be mutually agreed upon by Purchaser and Seller. Purchaser will pay for travel and accommodations for Seller employees.

     6.2 Following the on-site consultation commitment described in section 6.1, BM Fremont employees will be available for consultation at a mutually agreeable schedule at a rate of $100.00/hr plus expenses. The area of consultation is: manufacturing processes, recommissioning of the manufacturing line, facilities, design issues, or any other issues which arise.

     6.2  Following  the  transition  of  the  business  to  Purchaser,   Seller
          Technical Service Specialist will be available for a time period not to exceed 90 days for telephone consultation at a fee of $75.00/hour


7. Miscellaneous:

     7.1 Following the cartridge closing date, specified in the Asset Purchase Agreement , section 2.1, Purchaser shall have no right to use the name "Boehringer Mannheim Corporation" or any version or derivative thereof, for any purpose, whether in business or otherwise, except that (a ) finished goods inventories, Packaging boxes, labels, manuals, etc. for such finished goods inventories that are in existence as of the closing date and included in the assets may be used and sold by Purchaser for a period of 1 year following the closing date. Purchaser may, at its own expense choose to over-label existing material.

     7.2 Both parties agree that it is mutually beneficial to maintain customer satisfaction and service during the transition of ownership of the "Biotrack 516" productline. The building of safety stock is necessary to facilitate the orderly transition of the business from Seller to Purchaser. The safety stock manufactured for the purpose of transition of the business from Seller to Purchaser is not included in the base price of the business.

     7.3 All raw material costs associated with the safety stock build are the responsibility of Seller. The cartridge safety stock build will be limited to a three (3) month supply, based on existing product forecasts for 1997.

     7.4 Purchaser will be responsible for any open purchase orders placed on behalf of Purchaser for long lead time raw materials and pay the Payables when due. Based on mutual agreement of items required, pricing, and lead times, Seller shall place orders for Purchaser with delivery and invoicing to Purchaser.

     7.5 To comply with Boehringer Mannheim GMP guidelines, Purchaser shall inform Seller Fremont of any and all complaints that are associated with product manufactured by Seller.

     7.6 Purchaser to be notified 1 week in advance so they may be present during the tear down of the monitor and cartridge lines.

     7.7 Seller to provide "ASK MAN MAN (MRP) files to Purchaser in a mutually workable format and provide 1 day of on-site consultation, if needed.

     7.8 Reagent manufacture to transfer at the same time as cartridge manufacturing or sooner. If Purchaser wants a safety stock of reagents prior to transfer of the reagent and cartridge lines, Purchaser's personnel may manufacture reagent(s) at Seller's Fremont, CA facility according to a mutually agreeable schedule. Raw materials consumed or purchased for such manufacture shall be the responsibility of
          Purchaser, and the resulting reagents shall be the property of Purchaser. For purposes of the indemnification provisions of Section
          5.2 of the Assets Purchase Agreement, such reagents shall be deemed to have been manufactured after the Closing, and Purchaser shall be solely responsible for their manufacture and use.

          BM Fremont, California personnel will assist as needed in both the reagent build at the Fremont, California facility and the on-site calibration at the Medical Device Technologies Westlake California facility.


IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written.

PURCHASER

By: /s/M. Lee Hulsebus        Date: 6/19/97

Name: M. Lee Hulsebus

Title: CEO/Chairman


SELLER

BOEHRINGER MANNHEIM CORPORATION


By: /s/Dennert O. Ware        Date: 6/20/97

Name: Dennert O. Ware

Title:President & CEO

                                   EXHIBIT D
                                   ---------


    MEDICAL DEVICE TECHNOLOGIES, INC. ACQUIRING PRODUCT LINE FROM BOEHRINGER
      MANNHEIM, INC. AND SECURING FIVE YEAR $6.0 MILLION SALES COMMITMENT

   Worldwide Sales of Biotrack (TM) Analyzer and Cartridges in 1996 Were $3.0
                           Million, Up 25% From 1995


            Contact: Virginia S. Rybski, 619-455-7127 extension 3012


     SAN DIEGO,  June 24,  1997 -- Medical  Device  Technologies,  Inc.  (NASDAQ
Symbols: MEDD, MEDDP and MEDDW) announced today that it has acquired the Biotrack product line, including worldwide distribution rights, from Boehringer Mannheim, Inc. for $1.35 million. In connection with the acquisition, the Company will acquire $1.15 million of readily useable inventory, an estimated $0.7 million in manufacturing equipment, the worldwide rights to the seven associated patents and trademarks, and manufacturing know-how. In addition, Boehringer Mannheim Gmbh has contractually guaranteed to a minimum product purchase of $1.2 million per year for the next five years, for a total of $6.0 million, for Germany alone. The Company will pursue additional distribution contracts with Boehringer affiliates in other countries, as well as expanding the existing Japan and U.S. markets. The Company intends to secure additional financing which will be necessary to complete this transaction.

     "The acquisition of the Biotrack product line from Boehringer Mannheim will bring immediate benefits to Medical Device Technologies," stated M. Lee Hulsebus, Chairman and CEO of MEDD. "First, it gives us an immediate and ongoing profitable revenue stream; second, it establishes our access to large, international distribution channels for these and our other products; and third, it will create an opportunity for additional revenue growth as more distributors sign-up and new Biotrack disposable drug-testing cartridges enter the market."

     The Biotrack product line presently consists of a small instrument analyzer and three types of disposable cartridges. The system is used in doctors' offices and central labs to measure patient blood drug levels for the most commonly prescribed therapeutic drugs to control asthma (Theophylline) and epilepsy (Carbamazepine, and Phenytoin). Two additional cartridges for epilepsy drugs are being developed to monitor Valproic Acid and Phenobarbital. Asthma and epilepsy are prevalent medical conditions throughout the world. The Global Initiative for Asthma, in cooperation with the National Heart, Lung and Blood Institute and the World Health Organization, estimates that 100 million people worldwide have asthma. The World Health Organization estimates that 41 million people in the world have epilepsy. Doctors monitor their patients' drug levels on an ongoing basis to adequately control these diseases with drugs. - more - ADD 1 -- MEDICAL DEVICE TECHNOLOGIES, INC. ACQUIRES PRODUCT LINE FROM BOEHRINGER MANNHEIM, INC. AND SECURES FIVE YEAR $6.0 MILLION SALES COMMITMENT

     Medical Device Technologies, Inc. is an incubator company that acquires or licenses technologies or products, then develops, manufactures, gains regulatory approval and distributes the resulting specialty medical devices. The Company currently has three products. The Fluid Alarm System(TM) (FAS) (TM) glove monitor is being marketed as a device which detects when the infection control barrier created by surgical latex gloves has been compromised. The Cell Recovery System(TM) (CRS) (TM) is a brush-biopsy device that is entering clinical trials to compare its results to excision-type biopsies of the bladder in cancer detection. The Intracranial Pressure Monitoring System(TM) (ICP) (TM) is being developed to non-invasively monitor the pressure within the skull of trauma or surgical patients.


     This news release contains forward-looking statements regarding the Company and its systems. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could vary materially from those expected due to a variety of factors, including the uncertainties of the anticipated market for and sales of the Company's products, securing necessary additional financing and anticipated receipt of FDA marketing clearance and timing of such receipt for certain of the Company's systems. The Company undertakes no obligation to publicly release the result of any revision to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     A current listing of all the Company's information and press releases may be found at www.businesswire.com/cnn/medd.htm

                                       ###